Exhibit 11.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

March 1, 2022

Board of Directors

ROBOT CACHE US INC.

We hereby consent to the inclusion in the Post-Qualification Offering Statement filed under Regulation A Tier 2 on Form 1-K of our reports dated March 1, 2022, with respect to the balance sheets of ROBOT CACHE US INC. as of December 31, 2021 and 2020 and the related statements of operations, shareholders’ equity/deficit and cash flows for the calendar years ended December 31, 2021 and 2020 and the related notes to the financial statements.

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC
Aurora, Colorado

March 1, 2022